Exhibit 99.1

NEWS RELEASE

Visteon Announces Fourth-Quarter and Full-Year 2019 Financial Results

•	Sales of $2,945 million ($744 million in fourth quarter)

•	7% growth-over-market in the fourth-quarter [1]

•	Net income of $70 million ($35 million in fourth quarter)

•	Adjusted EBITDA of $234 million ($85 million in fourth quarter)

•	Awarded $6.1 billion in new business

VAN BUREN TOWNSHIP, Mich., Feb. 20, 2020 — Visteon Corporation (Nasdaq: VC) today announced full-year 2019 results. Sales were $2,945 million, compared with $2,984 million in 2018. The decrease of $39 million is primarily due to lower vehicle production volumes and the negative impact of currency, customer pricing and product mix, partially offset by new product launches and product updates. Net income attributable to Visteon was $70 million or $2.48 per diluted share and net cash provided from operating activities was $183 million.

New business wins in 2019 were $6.1 billion, driven by digital clusters, multi-display modules, Android-based infotainment systems, cockpit domain controllers and battery management systems.

“Despite lower vehicle production volumes, Visteon finished the year strong with 7% growth-over-market in the fourth quarter, driven by our next-generation digital cockpit solutions,” said President and CEO Sachin Lawande. “In 2020, we are anticipating another challenging year for the automotive industry, as we expect global vehicle production volumes to further decline by approximately 3%. However, we expect Visteon sales to continue to grow above market and increase year-over-year as we lead the digital cockpit transformation.”

Fourth Quarter in Review

Sales were $744 million and $731 million during the fourth quarters of 2019 and 2018, respectively. The year-over-year increase is primarily attributable to new product launches and product updates, partially offset by lower vehicle production volumes, vehicle launch delays at Ford, the impact of the strike at GM, customer pricing and the impact of unfavorable currency. On a regional basis, in the fourth quarter of 2019, Europe accounted for 32% of sales, China Domestic 20%, China Export 7%, the Americas 25% and Other Asia-Pacific 16%.

Gross margins for the fourth quarters of 2019 and 2018 were $104 million and $96 million, respectively. Adjusted EBITDA, a non-GAAP measure as defined below, was $85 million for the fourth quarter of 2019, compared with $74 million in prior year. Adjusted EBITDA margin was 11.4% for the fourth quarter of 2019, 130 basis points higher than the same period in the prior year.

For the fourth quarter of 2019, net income attributable to Visteon was $35 million or $1.24 per diluted share, compared with $43 million or $1.49 per diluted share for the same period in 2018. Adjusted net income, a non-GAAP measure as defined below, was $40 million or $1.42 per diluted share for the fourth quarter of 2019, compared with $44 million or $1.52 per diluted share for the same period in 2018.

The company had 28.2 million diluted shares of common stock outstanding as of Dec. 31, 2019.

Cash and Debt Balances

As of Dec. 31, 2019, Visteon remained in a net positive cash position with cash of $469 million and debt of $385 million.

For the fourth quarter of 2019, cash from operations was $65 million and capital expenditures were $33 million. Full-year cash from operations was $183 million and capital expenditures were $142 million. Total Visteon adjusted free cash flow, a non-GAAP financial measure as defined below, for the fourth quarter and the full year was $35 million and $56 million, respectively.

Full-Year 2020 Outlook

Visteon full-year 2020 guidance projects sales in the range of $3.0 billion to $3.1 billion, adjusted EBITDA in the range of $250 million to $270 million, and adjusted free cash flow in the range of $40 million to $60 million. The full-year guidance does not include any impact from the coronavirus.

About Visteon

Visteon is a global technology company that designs, engineers and manufactures innovative cockpit electronics and connected car solutions for the world’s major vehicle manufacturers. Visteon is driving the smart, learning, digital cockpit of the future, to improve safety and the user experience. Visteon is a global leader in cockpit electronic products including digital instrument clusters, information displays, infotainment, head-up displays, telematics, SmartCore™ cockpit domain controllers, and the DriveCore™ autonomous driving platform. Visteon also delivers artificial intelligence-based technologies, connected car, cybersecurity, interior sensing, embedded multimedia and smartphone connectivity software solutions. Headquartered in Van Buren Township, Michigan, Visteon has approximately 11,000 employees at more than 40 facilities in 18 countries. Visteon had sales of approximately $3 billion in 2019. Learn more at www.visteon.com.

Conference Call and Presentation

Today, Thursday, Feb. 20, at 9 a.m. ET, the company will host a conference call for the investment community to discuss the fourth-quarter and full-year 2019 financial results and other related items. The conference call is available to the general public via a live audio webcast.

The dial-in numbers to participate in the call are:

U.S./Canada: 866-411-5196

Outside U.S./Canada: 970-297-2404

(Call approximately 10 minutes before the start of the conference.)

The conference call and live audio webcast, related presentation materials and other supplemental information will be accessible in the Investors section of Visteon’s website. A news release on Visteon’s first-quarter results will be available in the news section of the website.

A replay of the conference call will be available through the company’s website or by dialing 855-859-2056 (toll-free from the U.S. and Canada) or 404-537-3406 (international). The conference ID for the phone replay is 5473059. The phone replay will be available for one week following the conference call.

1 Growth-over-market for fourth-quarter 2019 excludes the impact of currency and acquisitions/divestitures.

Forward-looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to: (1) conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, (ii) the financial condition of our customers and the effects of any restructuring or reorganization plans that may be undertaken by our customers or suppliers, including work stoppages, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress, work stoppages, natural disasters or civil unrest; (2) our ability to satisfy future capital and liquidity requirements; including our ability to access the credit and capital markets at the times and in the amounts needed and on terms acceptable to us; our ability to comply with financial and other covenants in our credit agreements; and the continuation of acceptable supplier payment terms; (3) our ability to satisfy pension and other post-employment benefit obligations; (4) our ability to access funds generated by foreign subsidiaries and joint ventures on a timely and cost-effective basis; (5) our ability to execute on our transformational plans and cost-reduction initiatives in the amounts and on the timing contemplated; (6) general economic conditions, including changes in interest rates, currency exchange rates and fuel prices; (7) the timing and expenses related to internal restructuring, employee reductions, acquisitions or dispositions and the effect of pension and other post-employment benefit obligations; (8) increases in raw material and energy costs and our ability to offset or recover these costs, increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party; (9) the impact of the coronavirus on our suppliers, our manufacturing facilities and automotive sales in China; and (10) those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2019).

Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this release, and which we assume no obligation to update. The financial results presented herein are preliminary and unaudited; final financial results will be included in the company’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2019. New business wins and rewins do not represent firm orders or firm commitments from customers, but are based on various assumptions, including the timing and duration of product launches, vehicle production levels, customer price reductions and currency exchange rates.

Use of Non-GAAP Financial Information

This press release contains information about Visteon’s financial results which is not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures attached to this press release. The provision of these comparable GAAP financial measures for 2019 is not intended to indicate that Visteon is explicitly or implicitly providing projections on those GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the company at the date of this press release and the adjustments that management can reasonably predict.

Follow Visteon:

Contacts:

Media:

Amna Kamal

734-710-2566

akamal@visteon.com

Investors:

Kris Doyle

734-710-7893

kdoyle@visteon.com

VISTEON CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in Millions, Except Per Share Data)

	(Unaudited)
	Three Months Ended December 31		Twelve Months Ended December 31
	2019	2018	2019	2018
Sales	$744	$731	$2,945	$2,984
Cost of sales	(640)	(635)	(2,621)	(2,573)

Gross margin	104	96	324	411
Selling, general and administrative expenses	(54)	(54)	(221)	(193)
Restructuring expense, net	(2)	(1)	(4)	(29)
Interest expense, net	(2)	(1)	(9)	(7)
Equity in net (loss) income of non-consolidated affiliates	(1)	3	6	13
Other income, net	3	4	10	21

Income before income taxes	48	47	106	216
Provision for income taxes	(8)	(1)	(24)	(43)

Net income from continuing operations	40	46	82	173
Net (loss) income from discontinued operations, net of tax	(1)	(1)	(1)	1

Net income	39	45	81	174
Net income attributable to non-controlling interests	(4)	(2)	(11)	(10)

Net income attributable to Visteon Corporation	$35	$43	$70	$164

Earnings per share data:
Basic earnings (loss) per share
Continuing operations	$1.28	$1.53	$2.53	$5.53
Discontinued operations	(0.04)	(0.03)	(0.04)	0.03

Basic earnings per share attributable to Visteon Corporation	$1.24	$1.50	$2.49	$5.56

Diluted earnings (loss) per share
Continuing operations	$1.28	$1.52	$2.52	$5.49
Discontinued operations	(0.04)	(0.03)	(0.04)	0.03

Diluted earnings per share attributable to Visteon Corporation	$1.24	$1.49	$2.48	$5.52

Average shares outstanding (in millions)
Basic	28.0	28.7	28.1	29.5
Diluted	28.2	28.9	28.2	29.7

VISTEON CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in Millions)

	December 31	December 31
	2019	2018
ASSETS
Cash and equivalents	$466	$463
Restricted cash	3	4
Accounts receivable, net	514	486
Inventories, net	169	184
Other current assets	193	159

Total current assets	1,345	1,296
Property and equipment, net	436	397
Intangible assets, net	127	129
Right-of-use assets	165	—
Investments in non-consolidated affiliates	48	42
Other non-current assets	150	143

Total assets	$2,271	$2,007

LIABILITIES AND EQUITY
Short-term debt	$37	$57
Accounts payable	511	436
Accrued employee liabilities	73	67
Current lease liability	30	—
Other current liabilities	147	161

Total current liabilities	798	721
Long-term debt	348	348
Employee benefits	292	257
Non-current lease liability	139	—
Deferred tax liabilities	27	23
Other non-current liabilities	72	76

Stockholders’ equity
Common stock	1	1
Additional paid-in capital	1,342	1,335
Retained earnings	1,679	1,609
Accumulated other comprehensive loss	(267)	(216)
Treasury stock	(2,275)	(2,264)

Total Visteon Corporation stockholders’ equity	480	465
Non-controlling interests	115	117

Total equity	595	582

Total liabilities and equity	$2,271	$2,007

VISTEON CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS 1

(Dollars in Millions)

	(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2019	2018	2019	2018
OPERATING
Net income	$39	$45	$81	$174
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	26	24	100	91
Non-cash stock-based compensation	3	4	17	8
Transaction (gains)	—	—	—	(8)
Equity in net income of non-consolidated affiliates, net of dividends remitted	1	(3)	(6)	(13)
Other non-cash items	3	1	8	3
Changes in assets and liabilities:
Accounts receivable	(50)	(38)	(33)	44
Inventories	26	39	13	1
Accounts payable	24	(2)	73	(19)
Other assets and other liabilities	(7)	27	(70)	(77)

Net cash provided from operating activities	65	97	183	204
INVESTING
Capital expenditures, including intangibles	(33)	(31)	(142)	(127)
Loans to non-consolidated affiliate, net of repayments	—	—	11	—
Acquisition of businesses, net of cash acquired	—	—	—	16
Other, net	1	—	3	13

Net cash used by investing activities	(32)	(31)	(128)	(98)
FINANCING
Repurchase of common stock	—	(50)	(20)	(300)
Short-term debt, net	(11)	25	(19)	12
Dividends paid to non-controlling interests	(2)	(16)	(9)	(28)
Distribution payments	—	—	—	(14)
Stock based compensation tax withholding payments	—	—	—	(7)
Other	(1)	—	(1)	2

Net cash used by financing activities	(14)	(41)	(49)	(335)
Effect of exchange rate changes on cash and equivalents	4	—	(4)	(13)

Net increase (decrease) in cash and equivalents	23	25	2	(242)
Cash and equivalents at beginning of period	446	442	467	709

Cash and equivalents at end of period	$469	$467	$469	$467

[1]	The Company has combined cash flows from discontinued operations with cash flows from continuing operations within the operating, investing and financing categories.

VISTEON CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited, Dollars in Millions)

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company’s performance that management believes is useful to investors because the excluded items may vary significantly in timing or amounts and/or may obscure trends useful in evaluating and comparing the Company’s operating activities across reporting periods. The Company defines Adjusted EBITDA as net income attributable to the Company adjusted to eliminate the impact of depreciation and amortization, restructuring expense, net interest expense, loss on divestiture, equity in net income of non-consolidated affiliates, gain on non-consolidated affiliate transactions, provision for income taxes, discontinued operations, net income attributable to non-controlling interests, non-cash stock-based compensation expense, and other gains and losses not reflective of the Company’s ongoing operations. Because not all companies use identical calculations, this presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

	Three Months Ended December 31		Twelve Months Ended December 31		Estimated Full Year
	2019	2018	2019	2018	2020
Visteon:
Net income attributable to Visteon	$35	$43	$70	$164	$48 - $63
Depreciation and amortization	26	24	100	91	110
Restructuring expense, net	2	1	4	29	30 - 25
Interest expense, net	2	1	9	7	10
Equity in net loss (income) of non-consolidated affiliates	1	(3)	(6)	(13)	(8)
Provision for income taxes	8	1	24	43	30 - 40
Net loss (income) from discontinued operations, net of tax	1	1	1	(1)	—
Net income attributable to non-controlling interests	4	2	11	10	10
Non-cash, stock-based compensation expense	3	4	17	8	20
Other	3	—	4	(8)	—

Adjusted EBITDA	$85	$74	$234	$330	$250 - $270

Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be a substitute for net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and is not intended to be a measure of cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. In addition, the Company uses Adjusted EBITDA (i) as a factor in incentive compensation decisions, (ii) to evaluate the effectiveness of the Company’s business strategies, and (iii) because the Company’s credit agreements use similar measures for compliance with certain covenants.

Free Cash Flow and Adjusted Free Cash Flow: Free cash flow and Adjusted free cash flow are presented as supplemental measures of the Company’s liquidity that management believes are useful to investors in analyzing the Company’s ability to service and repay its debt. The Company defines Free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles. The Company defines Adjusted free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles as further adjusted for restructuring related payments. Free cash flow and Adjusted free cash flow include amounts associated with discontinued operations. Because not all companies use identical calculations, this presentation of Free cash flow and Adjusted free cash flow may not be comparable to other similarly titled measures of other companies

	Three Months Ended December 31		Twelve Months Ended December 31		Estimated Full Year
	2019	2018	2019	2018	2020
Total Visteon:
Cash provided from operating activities	$65	$97	$183	$204	$150 - $175
Capital expenditures	(33)	(31)	(142)	(127)	(145 -140)

Free cash flow	$32	$66	$41	$77	$5 - $35
Restructuring related payments	3	6	15	30	35 - 25

Adjusted free cash flow	$35	$72	$56	$107	$40 - $60

Free cash flow and Adjusted free cash flow are not recognized terms under U.S. GAAP and do not purport to be a substitute for cash flows from operating activities as a measure of liquidity. Free cash flow and Adjusted free cash flow have limitations as analytical tools as they do not reflect cash used to service debt and do not reflect funds available for investment or other discretionary uses. In addition, the Company uses Free cash flow and Adjusted free cash flow (i) as factors in incentive compensation decisions and (ii) for planning and forecasting future periods.

Adjusted Net Income and Adjusted Earnings Per Share: Adjusted net income and Adjusted earnings per share are presented as supplemental measures that management believes are useful to investors in analyzing the Company’s profitability, providing comparability between periods by excluding certain items that may not be indicative of recurring business operating results. The Company believes management and investors benefit from referring to these supplemental measures in assessing company performance and when planning, forecasting and analyzing future periods. The Company defines Adjusted net income as net income attributable to Visteon adjusted to eliminate the impact of restructuring expense, loss on divestiture, gain on non-consolidated affiliate transactions, discontinued operations, other gains and losses not reflective of the Company’s ongoing operations and related tax effects. The Company defines Adjusted earnings per share as Adjusted net income divided by diluted shares. Because not all companies use identical calculations, this presentation of Adjusted net income and Adjusted earnings per share may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2019	2018	2019	2018
Net income attributable to Visteon:
Net income	$36	$44	$71	$163
Discontinued operations	(1)	(1)	(1)	1

Net income attributable to Visteon	$35	$43	$70	$164

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2019	2018	2019	2018
Diluted earnings per share:
Net income attributable to Visteon	$35	$43	$70	$164
Average shares outstanding, diluted (in millions)	28.2	28.9	28.2	29.7

Diluted earnings per share	$1.24	$1.49	$2.48	$5.52

Adjusted earnings per share:
Net income attributable to Visteon	$35	$43	$70	$164
Restructuring, net	2	1	4	29
Other	2	(1)	3	(10)
Income (loss) from discontinued operations, net of tax	1	1	1	(1)

Adjusted net income	$40	$44	$78	$182
Average shares outstanding, diluted (in millions)	28.2	28.9	28.2	29.7

Adjusted earnings per share	$1.42	$1.52	$2.77	$6.13

Adjusted net income and Adjusted earnings per share are not recognized terms under U.S. GAAP and do not purport to be a substitute for profitability. Adjusted net income and Adjusted earnings per share have limitations as analytical tools as they do not consider certain restructuring and transaction-related payments and/or expenses. In addition, the Company uses Adjusted net income and Adjusted earnings per share for internal planning and forecasting purposes.